[LETTERHEAD OF NETNET, INC.]

Media contact:          Sheila Odom
                        402.458.2329
                        nelnetcommunications@nelnet.net

Investor contact:       Cheryl Watson
                        317.469.2064
                        investorrelations@nelnet.net

For immediate release

Nelnet, Inc. to provide Web cast and conference call of annual shareholders' meeting

(Lincoln, NE) - Nelnet, Inc. (NYSE: NNI) announced today that it will provide a Web cast and conference call of its 2004 annual shareholders' meeting scheduled for May 27 at 3:00 p.m. (Eastern). This meeting is the first annual shareholders' meeting following Nelnet, Inc.'s initial public offering last year.

To access the meeting live, participants can join via Web cast or conference call. The Web cast will be available at www.nelnetinvestors.net under the conference calls and Web casts menu. To access the audio portion of the call, participants in the U.S. and Canada should dial 800.289.0468 and international callers should dial 913.981.5517 at least 15 minutes prior to the call.

Co-CEOs Mike Dunlap and Steve Butterfield will be discussing recent corporate information and objectives, as well as current industry-related news.

A replay of the conference call will be available between 6:00 p.m. (Eastern) May 27, 2004, and 11:59 p.m. (Eastern) June 4, 2004. To access the replay via telephone within the U.S. and Canada, callers should dial 888.203.1112. International callers should dial 719.457.0820. All callers accessing the replay will need to use the confirmation code of 401939. A replay of the Web cast will also be available at www.nelnetinvestors.net.

Additional information about the company is available at www.nelnetinvestors.net.

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About Nelnet

Nelnet offers a broad range of financial services and technology-based products, including student loan origination, holding, guarantee servicing, and a suite of software solutions. With over $12 billion in total assets, Nelnet originates in excess of $2 billion for itself and its service partners annually, and its servicing software is used by 35 clients, including Nelnet, to service over $49 billion in student loans. Nelnet ranks among the nation's leaders in terms of total student loan assets.

Our products are designed to simplify the student loan process by automating financial aid delivery, loan processing, and funds disbursement. Our services help to facilitate and streamline education finance for all involved in the industry, including student and parent borrowers, lenders, financial aid officers, guaranty agencies, governmental agencies, servicers, and the capital markets.

Nelnet is a registered service mark of Nelnet, Inc. All rights reserved.

(code #: nnif)